Exhibit 99.1

CONTACT:

Laura Craddick

512-681-8441

lcraddick@tippingpoint.com

TippingPoint Expands Board of Directors

Technology Veterans David Sikora and

Kenny Van Zant Appointed to Board

AUSTIN, Texas – August 20, 2004 – TippingPoint Technologies, Inc. (Nasdaq: TPTI), the leader in intrusion prevention, today announced that Pervasive Software’s (Nasdaq: PVSW) President and CEO David Sikora and Motive’s (Nasdaq: MOTV) Executive Vice President Kenny Van Zant have been appointed to TippingPoint’s board of directors.

“We are pleased to have Mr. Sikora and Mr. Van Zant join our board,” said TippingPoint CEO Kip McClanahan. “Their reputation and industry experience building successful companies will be a great asset as we scale the company to address the opportunity associated with the growing intrusion prevention market.”

In addition to his current role as president and CEO of Pervasive, Mr. Sikora has been a member of Pervasive’s board since January 2002. Before joining Pervasive, Mr. Sikora served as chairman and CEO of several leading software companies, including Question Technologies and Ventix Systems. In addition, Mr. Sikora served as president and CEO of Houston-based ForeFront Group, Inc., a leading provider of e-Learning solutions for information technology professionals. During his six years at ForeFront, he led the company through an initial public offering in 1995 and a successful merger with SmartForce in 1998. Mr. Sikora received a Bachelor of Science degree in Electrical Engineering Technology from the University of Houston and a Master’s in Business Administration from Harvard Graduate School of Business Administration.

Kenny Van Zant joined Motive following the merger with BroadJump in 2003, and serves as the executive vice president of Motive’s consumer business unit. He provides direction for development of Motive’s products for the communications and consumer technology sectors. Prior to Motive, Mr. Van Zant co-founded BroadJump in 1998, and served as its COO. Leveraging more than 13 years of engineering and sales experience in data communications, he helped transform BroadJump into an industry-leading software provider for the global broadband market. Previously, Mr. Van Zant was a lead member of Cisco Systems’ broadband access team responsible for the technical direction and strategy for all DSL and cable modem sales in the United States. Mr. Van Zant holds a Bachelor’s degree in Electrical Engineering from the University of Texas.

Mr. Sikora and Mr. Van Zant assume board vacancies left by the passing of the late Grant Dove at the end of last year and the recent resignation of Michael Corboy.

About TippingPoint

TippingPoint is the leading provider of network-based intrusion prevention systems that deliver in-depth Application Protection, Infrastructure Protection, and Performance Protection for corporate enterprises, government agencies, service providers and academic institutions. Our innovative approach offers customers unmatched network-based security with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas, and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

TippingPoint, the TippingPoint logo, UnityOne, the UnityOne logo and Digital Vaccine are registered trademarks of TippingPoint.

Forward-Looking Statements

This press release contains various forward-looking statements and information that are based on TippingPoint’s belief, as well as assumptions made by and information currently available to TippingPoint. When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding TippingPoint’s plans and objectives for future operations, are intended to identify forward-looking statements. Although TippingPoint believes that such expectations reflected in such forward-looking statements are reasonable, TippingPoint cannot give assurances that such expectations will prove to be correct. These forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from expectations, estimates of costs or projected or anticipated results are: changes in suppliers’ prices, changes in consumers’ demand, adverse developments affecting our business, inaccuracies in certain of our estimates, changes to cost estimates, changes in economic or industry conditions and changes in regulatory requirements. These and other risks and assumptions are described in TippingPoint’s reports that are available from the United States Securities and Exchange Commission. TippingPoint has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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